Exhibit 99.1

Brian K. Finneran, Chief Financial Officer                             4/21/05
bfinneran@statebankofli.com                                   (516) 465 - 2251
---------------------------


              State Bancorp, Inc. Reports First Quarter Earnings
              --------------------------------------------------

New Hyde Park, N.Y., April 21, 2005 - The Board of Directors of State Bancorp, Inc. (AMEX - STB), parent company of State Bank of Long Island, today reported earnings for the three months ended March 31, 2005. Earnings for the first quarter of 2005 declined by 32.0% when compared to 2004 due to a significant reduction in net security gains coupled with growth in total operating expenses and the provision for probable loan losses during 2005. Somewhat offsetting these negative factors were improvements in several core business elements, most notably net interest income, and income from bank owned life insurance.
Financial performance details for the March 2005 year to date period are as follows:

o Net income totaled $2.6 million, down 32.0% versus the comparable 2004 period;

o Net security gains (before taxes) declined by $2.5 million in the first quarter of 2005;

o Diluted earnings per common share (1) were $0.28 in 2005, down 33.3% from the $0.42 earned in 2004;

o Returns on average assets and stockholders' equity were 0.71% and 10.50%, respectively, in 2005 and 1.09% and 16.12% in 2004;

o Average loans outstanding increased by 11% to $786 million;

o Average core deposits grew by 8% to $1.0 billion;

o Net interest margin improved to 4.29% in 2005 from 4.02% in 2004; and

o Tier I leverage capital ratio increased to 8.04% in 2005 versus 7.85% in 2004.

o Nonaccrual loans declined to $5 million (0.6% of loans outstanding) at March 31, 2005 versus $7 million (0.7%) at March 31, 2004


Earnings Summary for the Quarter Ended March 31, 2005
-----------------------------------------------------

Net interest income grew by $1.5 million (up 11.4%) to $14.7 million in 2005 as the result of a 5% increase in average interest-earning assets, primarily loans. Growth in commercial loans, commercial


--------
(1) All per share amounts have been restated to reflect a 5% stock dividend paid on July 9, 2004.

mortgages, installment loans and leases resulted in an 11% increase in average loans outstanding to $786 million during 2005 versus 2004. The investment portfolio contracted by 3% to $546 million, principally due to declines in mortgage-backed and short-term tax-exempt municipal securities. Funding the growth in interest-earning assets was a 6% increase in average total deposits. Driving the deposit growth was an 8% increase in core deposit balances (demand, savings, money fund and Super NOW deposits) which rose by $72 million in 2005. Core deposit balances, which have grown significantly over the past several years, provide low-cost funding (average cost of 97 basis points in 2005) that has allowed the Company to reduce its dependence on higher-cost CDs. The Company's fully taxable equivalent (FTE) net interest margin expanded to 4.29% during the first quarter of 2005 from 4.02% a year ago. This improvement resulted primarily from a 76 basis point increase in the Company's FTE yield on interest-earning assets, principally due to growth in the loan portfolio in 2005. This widening of the earning-asset yield was offset somewhat by a 49 basis point increase in the Company's cost of funds to a weighted rate of 1.34% in the March 2005 year to date period. The higher cost of funds resulted from the impact of increases in short-term interest rates experienced during the past nine months.

The provision for probable loan losses increased by 13.9% to $1.2 million during the first quarter of 2005 as a result of continued growth in the loan and lease portfolio and the resulting possibility of increased losses inherent in that growth.

Noninterest income declined by 67.2% to $1.2 million principally the result of a reduction in net security gains. Service charges on deposit accounts declined by 11.1% due to improved management of balances by corporate customers which resulted in lower overdraft charges. Income from bank owned life insurance increased by $123 thousand in 2005 versus last year due to the timing of this asset purchase during the middle of 2004's first quarter. Other operating income decreased by 7.8% as the result of reductions in letter of credit and foreign exchange fees during 2005.

Net security gains totaled $103 thousand in 2005 versus $2.6 million in 2004. Sales of long-term municipal notes during the first quarter of 2004, undertaken as a result of the decline in interest rates, produced last year's gains.

Total operating expenses increased by 9.0% to $11.2 million during 2005 when compared to last year. The principal reasons for this growth were increases in salaries and benefits, occupancy, legal, marketing, audit and assessment and other operating expenses. Salaries and benefits (up 8.6%) rose as the result of growth in staff coupled with higher medical and pension costs. The increase in staff results primarily from the establishment of a Professional Services Group ("PSG") in May 2004 and the addition of several lending officers in early 2005. Occupancy costs increased by 28.1% to $1.3 million as the result of several factors: most notably additional office space in our County Seat location and in New York City, primarily for PSG; higher utility costs; and increased maintenance costs related to snow removal in 2005. Legal expenses increased during 2005 as the result of an increase in costs at the Bank's leasing subsidiary. Legal expenses associated with ongoing litigation previously disclosed in the Company's filings with the Securities and Exchange Commission, related to the Company's relationship with Island Mortgage Network, a former deposit customer, and its affiliates ("IMN") for the first quarter of 2005 were comparable to those incurred during the first quarter of 2004. The Company continues to defend the remaining two IMN lawsuits vigorously. Management believes that it has substantial defenses to the claims that have been asserted; however, the ultimate outcome of these lawsuits cannot be predicted with certainty. The Company expects to continue to incur costs related to the IMN litigation during the remainder of 2005. Marketing and advertising expenses increased by 25.4% due to higher costs associated with various Bank product promotions. Audit and assessment expenses increased significantly (up 99.8%) due solely to costs required to comply with the Sarbanes-Oxley Act of 2002. Somewhat offsetting the foregoing cost increases were improvements in several expense categories. Equipment expenses declined by 11.2% as the result of lower depreciation and equipment maintenance costs. Credit and collection fees declined by 40.1% due to the continued reduction in the number and amount of nonperforming assets in 2005. Other operating expenses decreased by 3.2% during 2005 to $1.4 million as the result of the final amortization of costs associated with previously opened branches during the fourth quarter of 2004. The foregoing expense factors resulted in an operating efficiency ratio of 68.9% in 2005 versus 70.3% in 2004.

Income tax expense declined by $801 thousand in 2005 versus the year ago period. The Company's effective tax rate was 24.8% in 2005 and 30.1% in 2004.

Commenting on the 2005 performance, Chairman and CEO Thomas F. Goldrick, Jr. stated, "Although net income declined during the first quarter of 2005, we remain very encouraged by several of the underlying trends masked by the earnings shortfall. The year over year reduction in earnings results principally from a lower level of net security gains in 2005. Significant security gains were recorded during the first quarter of 2004 as the result of sales prompted by the expectation of an increase in interest rates during that period. Excluding the reduction in net security gains in 2005, we are able to point out several positive factors that occurred during the first quarter of this year: continued expansion of the Company's loan and lease portfolio (up 11%) coupled with positive trends in major credit quality indicators, ongoing growth of core deposit balances (up 8%) and a 27 basis point widening of the net interest margin to 4.29% in 2005. Low-cost core deposits funded 71% of the Company's average interest-earning assets during the first quarter of 2005 versus 69% a year ago. We look forward to the opening of our sixteenth branch later this year in Westbury and we expect that it will contribute to continued core deposit growth in the coming years. We are also hopeful that these very positive trends will continue as businesses, municipalities and retail consumers continue to seek out a high quality, community-based institution as their financial services partner."

Mr. Goldrick also noted, "While we are encouraged by the nominal improvement in our operating efficiency ratio during the first quarter of the year, we remain committed to lowering this ratio to a level commensurate with our high-performing industry peers. Investments in staff, facilities and technology necessary for the future growth of the Company have resulted in near term cost increases that we are confident will yield substantial dividends in future periods. We will continue to vigilantly pursue cost containment and revenue enhancement initiatives that will lower the efficiency ratio during the balance of 2005 and beyond."

Allowance for Probable Loan Losses
----------------------------------

As of March 31, 2005, the Company's allowance for probable loan losses amounted to $13 million or 1.62% of period-end loans outstanding. The allowance as a percentage of loans outstanding was 1.54% at December 31, 2004 and 1.58% at March 31, 2004. The allowance as a percentage of nonaccrual loans improved to 262% at March 31, 2005 versus 228% at December 31, 2004 and 159% at March 31, 2004.

Net charge-offs for the first three months of 2005 and 2004 were $133 thousand and $576 thousand, respectively. As a percentage of average total loans outstanding, these charge-off totals represented 0.07% and 0.33% in 2005 and 2004, respectively. Based upon historical trends and the uncertain nature of the current economy, management anticipates further loan charge-offs during the remainder of 2005.

Nonperforming Assets
--------------------

Nonperforming assets, defined by the Company as nonaccrual loans and other real estate owned ("OREO"), amounted to $8 million at March 31, 2005, versus $8 million at December 31, 2004 and $10 million at March 31, 2004. Nonaccrual loans totaled $5 million (0.6% of loans outstanding) at March 31,

2005, $5 million (0.7% of loans outstanding) at year-end 2004 and $7 million (1.0% of loans outstanding) at March 31, 2004. The reduction in nonperforming assets at March 31, 2005 versus the comparable 2004 date resulted from aggressive workout, collection and charge-off efforts during the past year. The Company held one commercial OREO property carried at $3 million at both quarter-end 2005 and 2004. Management continues to anticipate that this property will be sold with no material impact on the Company's income statement.

Capital
-------

Total stockholders' equity was $100 million at March 31, 2005, up 1.6% when compared to the comparable 2004 date. The Company also holds $20 million in trust preferred securities that qualify as Tier I capital for regulatory capital purposes. Each of the Company's trust preferred securities bears an interest rate tied to three-month LIBOR and is redeemable by the Company in whole or in part after five years or earlier under certain circumstances. During the first three months of 2005, the weighted average rate on the Company's trust preferred securities was 5.74% versus 4.31% a year ago.

State Bancorp, Inc.'s Tier I leverage ratio was 8.04% and 7.85% at March 31, 2005 and 2004, respectively. This ratio is well in excess of current regulatory guidelines for a well-capitalized institution. The Company's Tier I and Total Risk-Based capital ratios were 12.54% and 13.79%, respectively, at March 31, 2005.

During the first quarter of 2005, the Company distributed $1.4 million in cash dividends on its common stock, representing a payout ratio of 51.7%.

The Company did not repurchase any of its common stock during the first quarter of 2005. Since 1998, a total of 925,995 shares of Company stock have been repurchased at an average cost of $16.70 per share. Under the Board of Directors' existing authorization, an additional 574,005 shares may be repurchased from time to time as conditions warrant.

Corporate Information
---------------------

State Bancorp's primary subsidiary, State Bank of Long Island, is the largest independent commercial bank headquartered in Nassau County. In addition to its fifteen branch locations throughout Nassau, Suffolk and Queens Counties, the Bank owns Jericho, N.Y.-based Studebaker-Worthington Leasing Corp., a nationwide provider of business equipment leasing. The Bank also maintains a lending facility in Jericho and has two subsidiaries based in Wilmington, Delaware, which provide investment and balance sheet management services to the Bank.

State Bancorp, Inc. has a consistent track record of measured, orderly growth, and has built a reputation for providing high-quality personal service to meet the needs of commercial, small business, municipal and consumer markets throughout the tri-county area. The Company maintains a World Wide Web site at www.statebankofli.com with corporate, investor and branch banking information.

State Bancorp, Inc.'s common stock trades under the symbol STB on the American Stock Exchange. The Company is included in the Russell 2000 index, a leading benchmark of small-cap stocks compiled by the Frank Russell Company, one of the world's leading investment management and advisory firms.

Forward-Looking Statements and Risk Factors
-------------------------------------------

This news release contains forward-looking statements, including statements about the financial condition, results of operations and earnings outlook for State Bancorp, Inc. The words "expects," "believes," "anticipates" and other similar expressions are intended to identify forward-looking statements. The forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results or earnings to differ materially from such forward-looking statements include, but are not limited to, the following: (1) general economic conditions, (2) competitive pressure among financial services companies, (3) changes in interest rates, (4) deposit flows, (5) loan demand,
(6) changes in legislation or regulation, (7) changes in accounting principles, policies and guidelines, (8) litigation liabilities, including costs, expenses, settlements and judgments and (9) other economic, competitive, governmental, regulatory and technological factors affecting State Bancorp, Inc.'s operations, pricing, products and services. Investors are encouraged to access the Company's periodic reports filed with the Securities and Exchange Commission for financial
and      business      information       regarding      the      Company      at
www.statebankofli.com/corporate. The Company undertakes no obligation to publish revised events or circumstances after the date hereof.



Financial Highlights Follow

------------------------------------------------------------------------------------------------------------------------------------
                      STATE BANCORP, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
         For the Three Months Ended March 31, 2005 and 2004 (unaudited)
------------------------------------------------------------------------------------------------------------------------------------

                                                                             Three Months
                                                                ---------------------------------------

                                                                               2005               2004
                                                                --------------------    ---------------
Interest Income:
Interest and fees on loans                                              $13,654,253        $11,630,095
Federal funds sold and securities
 purchased under agreements to resell                                       466,667            179,926
Securities held to maturity:
 Taxable                                                                    167,639            417,419
 Tax-exempt                                                                       -                832
Securities available for sale:
 Taxable                                                                  4,562,474          3,188,665
 Tax-exempt                                                                 555,260            576,958
 Dividends                                                                   50,238            107,260
                                                                --------------------    ---------------
Total interest income                                                    19,456,531         16,101,155
                                                                --------------------    ---------------
Interest Expense:
Time certificates of deposit of $100,000 or more                          1,131,807            528,151
Other deposits and temporary borrowings                                   3,264,670          2,096,038
Junior subordinated debentures                                              316,034            247,031
                                                                --------------------    ---------------
Total interest expense                                                    4,712,511          2,871,220
                                                                --------------------    ---------------

Net interest income                                                      14,744,020         13,229,935
Provision for probable loan losses                                        1,227,000          1,077,000
                                                                --------------------    ---------------
Net interest income after provision
 for probable loan losses                                                13,517,020         12,152,935
                                                                --------------------    ---------------
Noninterest Income:
Service charges on deposit accounts                                         496,934            559,100
Net security gains                                                          102,554          2,621,571
Income from bank owned life insurance                                       256,315            133,019
Other operating income                                                      359,193            389,556
                                                                --------------------    ---------------
Total noninterest income                                                  1,214,996          3,703,246
                                                                --------------------    ---------------
Income before operating expenses                                         14,732,016         15,856,181
                                                                --------------------    ---------------
Operating Expenses:
Salaries  and  other  employee  benefits                                  6,496,085          5,980,866
Occupancy                                                                 1,262,572            985,762
Equipment                                                                   327,535            368,954
Legal                                                                       924,572            845,852
Marketing and advertising                                                   273,572            218,085
Credit and collection                                                       164,760            275,048
Audit and assessment                                                        387,784            194,125
Other  operating  expenses                                                1,371,804          1,417,245
                                                                --------------------    ---------------
Total operating expenses                                                 11,208,684         10,285,937
                                                                --------------------    ---------------
Income before income taxes                                                3,523,332          5,570,244
Provision for income taxes                                                  874,168          1,675,218
                                                                --------------------    ---------------
Net Income                                                               $2,649,164         $3,895,026
----------
                                                                ====================    ===============


------------------------------------------------------------------------------------------------------------------------------------
                      STATE BANCORP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                       March 31, 2005 and 2004 (unaudited)
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                 2005                         2004
                                                                                  --------------------         -------------------
Assets:
Cash and due from banks                                                                   $44,277,997                  $44,821,893
Federal funds sold                                                                                  -                    3,000,000
Securities purchased under agreements to resell                                            20,000,000                    5,000,000
                                                                                  --------------------         -------------------
Total cash and cash equivalents                                                            64,277,997                   52,821,893
Securities held to maturity (estimated fair value -
  $19,940,000 in 2005 and $40,099,440 in 2004)                                             19,992,979                   40,014,000
Securities available for sale  - at estimated fair value                                  552,368,199                  587,270,347
                                                                                  --------------------         -------------------
Total securities                                                                          572,361,178                  627,284,347
Loans (net of allowance for probable loan losses
  of $12,904,577 in 2005 and $11,233,286 in 2004)                                         782,454,712                  699,479,126
Bank premises and equipment - net                                                           6,290,183                    6,852,717
Bank owned life insurance                                                                  26,135,495                   25,133,019
Receivable - securities sales                                                               4,063,034                            -
Other assets                                                                               22,841,073                   19,721,134
                                                                                  --------------------         -------------------
Total Assets                                                                           $1,478,423,672               $1,431,292,236
                                                                                  ====================         ===================
Liabilities:
Deposits:
  Demand                                                                                 $308,169,360                 $282,457,901
  Savings                                                                                 659,937,822                  594,525,481
  Time                                                                                    210,556,859                  270,508,715
                                                                                  --------------------         -------------------
Total deposits                                                                          1,178,664,041                1,147,492,097
Federal funds purchased                                                                     6,500,000                            -
Securities sold under agreements to repurchase                                             43,307,000                  100,505,000
Other borrowings                                                                           87,220,230                   37,460,713
Junior subordinated debentures                                                             20,620,000                   20,000,000
Payable - securities purchases                                                             31,648,119                   18,317,888
Accrued expenses, taxes and other liabilities                                              10,870,369                    9,489,044
                                                                                  --------------------         -------------------
Total Liabilities                                                                       1,378,829,759                1,333,264,742
                                                                                  --------------------         -------------------

Commitments and contingent liabilities

Stockholders' Equity:
Preferred stock, $.01 par value, authorized
  250,000 shares; 0 shares issued                                                                   -                            -
Common stock, $5.00 par value, authorized
  20,000,000 shares; issued 10,054,259 shares in 2005
  and 9,911,635 shares in 2004; outstanding 9,128,264
  shares in 2005 and 9,005,139 shares in 2004                                              50,271,295                   47,198,260
Surplus                                                                                    63,797,731                   54,122,582
Retained earnings                                                                           5,289,584                    7,881,278
Treasury stock (925,995 shares in 2005
  and 863,329 shares in 2004)                                                             (15,468,528)                 (14,111,369)
Accumulated other comprehensive (loss) income
  (net of taxes of ($2,452,434) in 2005 and $1,674,624 in 2004)                            (4,296,169)                   2,936,743
                                                                                  --------------------         -------------------
Total Stockholders' Equity                                                                 99,593,913                   98,027,494
                                                                                  --------------------         -------------------
Total Liabilities and Stockholders' Equity                                             $1,478,423,672               $1,431,292,236
                                                                                  ====================         ===================



------------------------------------------------------------------------------------------------------------------------------------
                      STATE BANCORP, INC. AND SUBSIDIARIES
                           SELECTED FINANCIAL DATA
         For the Three Months Ended March 31, 2005 and 2004 (unaudited)
             (dollars in thousands, except share and per share data)
------------------------------------------------------------------------------------------------------------------------------------

                                                                                         Three Months
                                                                         ------------------------------------------
                                                                                      2005                    2004
                                                                         ------------------     -------------------

Selected Average Balances:
Total assets                                                                    $1,509,389              $1,439,246
Loans - net of unearned income                                                     785,874                 710,078
Investment securities                                                              546,363                 561,281
Deposits                                                                         1,293,760               1,219,578
Stockholders' equity                                                               102,362                  97,180

Financial Performance Ratios:
Return on average assets                                                              0.71 %                  1.09 %
Return on average stockholders' equity                                               10.50                   16.12
Net interest margin (FTE)                                                             4.29                    4.02
Operating efficiency ratio                                                           68.87                   70.27
Tier I  leverage ratio                                                                8.04                    7.85

Asset Quality Summary:
Nonaccrual loans                                                                    $4,921                  $7,064
Other real estate owned                                                              2,650                   2,650
                                                                         ------------------     -------------------
Total nonperforming assets                                                          $7,571                  $9,714
                                                                         ==================     ===================

Nonaccrual loans/total loans                                                          0.62 %                  0.99 %
Allowance for probable loan losses/nonaccrual loans                                 262.23 %                159.02 %
Allowance for probable loan losses/total loans                                        1.62 %                  1.58 %
Net charge-offs                                                                       $133                    $576
Net charge-offs (annualized)/average loans                                            0.07 %                  0.33 %

Common Share Data:
Average common shares outstanding *                                              9,114,447               9,011,859
Period-end common shares outstanding *                                           9,128,264               9,005,139
Basic earnings per common share *                                                    $0.29                   $0.43
Diluted earnings per common share *                                                  $0.28                   $0.42
Book value per share *                                                              $10.91                  $10.89
Cash dividends per share *                                                           $0.15                   $0.13
Dividend payout ratio                                                                 51.7 %                  30.9 %


* Prior period data has been restated to give retroactive effect to a 5% stock dividend paid on July 9, 2004.


------------------------------------------------------------------------------------------------------------------------------------
                      STATE BANCORP, INC. AND SUBSIDIARIES
                          NET INTEREST INCOME ANALYSIS
         For the Three Months Ended March 31, 2005 and 2004 (unaudited)
                             (dollars in thousands)
------------------------------------------------------------------------------------------------------------------------------------

                                                                    2005                                       2004
                                                 -------------------------------------     -----------------------------------------
                                                      Average                 Average              Average                  Average
                                                      Balance     Interest Yield/Cost              Balance      Interest Yield/Cost
                                                 -------------------------------------     -----------------------------------------
Assets:
Interest-earning assets:
Securities (1)                                       $546,363       $5,555       4.12%            $561,281        $4,564       3.27%
Federal funds sold                                          -            -          -                1,000             2       0.80
Securities purchased under agreements to
  resell                                               83,278          467       2.27               75,935           178       0.94
Interest-bearing deposits                               4,791           25       2.12                6,415             6       0.38
Loans (2)                                             785,874       13,697       7.07              710,078        11,677       6.61
                                                 -------------------------------------     -----------------------------------------
Total interest-earning assets                       1,420,306       19,744       5.64            1,354,709        16,427       4.88
                                                 -------------------------------------     -----------------------------------------
Non-interest-earning assets                            89,083                                       84,537
                                                 -------------                             ----------------
Total Assets                                       $1,509,389                                   $1,439,246
                                                 =============                             ================

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Savings deposits                                     $706,335        2,413       1.39             $672,240         1,160       0.69
Time deposits                                         281,898        1,470       2.11              279,285         1,202       1.73
                                                 -------------------------------------     -----------------------------------------
Total savings and time deposits                       988,233        3,883       1.59              951,525         2,362       1.00
                                                 -------------------------------------     -----------------------------------------
Federal funds purchased                                 7,288           47       2.62                8,902            25       1.13
Securities sold under agreements to
  repurchase                                            6,797           48       2.86               15,717            44       1.13
Other borrowed funds                                   61,524          419       2.76               61,151           193       1.27
Junior subordinated debentures                         20,620          316       6.22               20,000           247       4.97
                                                 -------------------------------------     -----------------------------------------
Total interest-bearing liabilities                  1,084,462        4,713       1.76            1,057,295         2,871       1.09
                                                 -------------------------------------     -----------------------------------------
Demand deposits                                       305,528                                      268,053
Other liabilities                                      17,037                                       16,718
                                                 -------------                             ----------------
Total Liabilities                                   1,407,027                                    1,342,066
Stockholders' Equity                                  102,362                                       97,180
                                                 -------------                             ----------------
Total Liabilities and Stockholders' Equity         $1,509,389                                   $1,439,246
                                                 =============                             ================
Net interest income/rate - tax-equivalent basis                     15,031       4.29%                            13,556       4.02%
                                                                           ===========                                   ===========
Less tax-equivalent basis adjustment                                  (287)                                         (326)
                                                              -------------                                --------------
Net interest income                                                $14,744                                       $13,230
                                                              =============                                ==============

(1) Interest on securities includes the effects of tax-equivalent basis adjustments, using a 34% tax rate. Tax-equivalent basis adjustments were $244 and $279 in 2005 and 2004, respectively.

(2) Interest on loans includes the effects of tax-equivalent basis adjustments, using a 34% tax rate. Tax-equivalent basis adjustments were $43 and $47 in 2005 and 2004, respectively.

